SMITH BARNEY WORLD FUNDS, INC. PRIVATE


	ARTICLES OF AMENDMENT


	Smith Barney World Funds, Inc., a Maryland corporation, having its principal office in Baltimore
City, Maryland (the "Corporation"), hereby certifies to the State Department of Taxation of Maryland that:

	FIRST: The Charter of the Corporation is hereby amended to provide as follows:

	The name and designation of the Class C shares of each of the Emerging Markets Portfolio, the European
Portfolio, the Global Government Bond Portfolio, the
International Balanced Portfolio, the International
Equity Portfolio and the Pacific Portfolio series of capital stock of the Corporation is hereby changed to Class L Shares of such series or portfolio.

	SECOND: The amendment does not change the outstanding capital stock of the Corporation or the aggregate par value thereof.

	THIRD: The foregoing amendment to the charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General
Corporation Law.

	FOURTH: The Corporation is registered as an open-end investment company under the Investment
Company Act of 1940.

	FIFTH: The Shares aforesaid have been duly classified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation.


	SIXTH: The amendment to the charter of the Corporation effected hereby shall become effective at 9:00 a.m. on June 12, 1998.

	IN WITNESS WHEREOF, Smith Barney World Funds,
Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on June 4, 1998.


WITNESS:					SMITH BARNEY WORLD
FUNDS, INC.


/s/Christina T. Sydor
	/s/Heath B. McLendon
Christina T. Sydor, Secretary			Heath B.
McLendon, President



	THE UNDERSIGNED, President of Smith Barney World
Funds, Inc., who executed on behalf of the Corporation
Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


							/s/Heath B.
McLendon
							Heath B.
McLendon, President






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